                                                                   EXHIBIT 10.23



                               AMENDMENT NO. 3 TO
                 LETTER OF CREDIT, LOAN AND SECURITY AGREEMENT
                              AND PROMISSORY NOTE


THIS AMENDMENT NO. 3 TO LETTER OF CREDIT, LOAN AND SECURITY AGREEMENT AND PROMISSORY NOTE (this "Amendment) is made as of this 31st day of October, 1999, between MOBILITY ELECTRONICS, INC., formerly known as Electronics Accessory Specialists International, Inc., a Delaware corporation, (the "Borrower"), and BANK OF AMERICA, N.A., successor to NationsBank N.A., a national banking association (the "Bank").

                                    RECITALS

         WHEREAS, on May 6, 1998, the Bank and the Borrower executed and delivered a Letter of Credit, Loan and Security Agreement (the "Loan Agreement", all capitalized terms used and not specifically defined herein to have the meaning given to such terms in the Loan Agreement), as previously amended by Amendment No. 1 and by Amendment No. 2 (hereinafter defined), pursuant to which the Bank agreed to make direct advances of the Loan to the Borrower and to issue Standby and Commercial Letters of Credit for the account of the Borrower, in the aggregate amount outstanding at any one time not to exceed United States One Million Five Hundred Thousand Dollars ($1,500,000), to provide the Borrower with working capital financing in connection with the export of portable computer accessories; and

         WHEREAS, the Export-Import Bank of the United States ("EXIMBANK") guaranteed a portion of the Borrower's Obligations under the Financing Documents, pursuant to the EXIMBANK Guaranty; and

         WHEREAS, on May 6, 1999, the Bank and the Borrower executed and delivered Amendment No. 1 to Letter of Credit, Loan and Security Agreement and Promissory Note ("Amendment No. 1") for the purpose of extending the Termination Date and the maturity date for the Borrower's Obligations from May 6, 1999, to August 6, 1999;

         WHEREAS, in August of 1999, the Bank and the Borrower executed and delivered Amendment No. 2 to Letter of Credit, Loan and Security Agreement and Promissory Note ("Amendment No. 2") for the purpose of (a) extending the Termination Date and the maturity date for the Borrower's Obligations to October 30, 1999, and (b) decreasing the Bank's Commitment from $1,500,000 to $750,000; and

         WHEREAS, the Borrower has again requested the Bank to extend the Termination Date and the maturity date for the Borrower's obligations to March 31, 2000;

         WHEREAS, the Bank is willing to accommodate the Borrower's request to further extend the Termination Date and the maturity date of the Borrower's Obligations subject to the terms and conditions of this Amendment.


                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the actual agreements herein and other good and valuable consideration, the Borrower and the Bank hereby agree as follows:

         1. Extension of Termination Date. The Loan Agreement is hereby amended to provide that the Termination Date is extended until March 31, 2000, whereupon the Bank will no longer make advances of the Loan to the Borrower or issue Standby or Commercial Letters of Credit for the benefit of the Borrower. The existing provisions of the Loan Agreement provide that, with certain exceptions, any Letters of Credit issued thereunder shall have an Expiry Date no later than the Termination Date, and the related Applications and Agreements of Letters of Credit require the Borrower to repay on demand any Letter of Credit Obligations arising with respect to Letters of Credit. With respect to any Letter of Credit having an expiry date after the Termination Date, the Loan Agreement requires that the related Letter of Credit Obligations shall be prepaid on the day immediately preceding the Termination Date.

         2. Extension of Maturity Date. The Promissory Note is hereby amended to provide that the maturity date is extended until March 31, 2000, whereupon all of the Loan Obligations shall become immediately due and payable.

         3. Interest Rate Applicable to Loan. The Promissory Note is hereby amended to provide for the increase in the interest rate applicable to the Loan from the Prime Rate plus 1 1/2% to the Primate Rate plus 2 1/2%. For purposes of accomplishing this objective, clause (a) of the Promissory Note is hereby deleted in its entirety and replaced with the following clause (a):

                  "(a) interest on the unpaid principal balance at an annual rate, which is equal to the fluctuating prime rate of interest established and declared by the Bank from time to time (the "Prime Rate") plus two and one-half percent per annum (2 1/2%), shall be due and payable on the first calendar day of each and every month after the date hereof until the principal sum is paid in full; and"

         4. Financial Covenant Revisions. (a) Sections 9.1 and 9.2 of the Loan Agreement are hereby deleted in their entirety and replaced with the following Sections 9.1 and 9.2:

                  "9.1 Current Ratio. The Borrowers shall maintain a ratio of Current Assets to Current Liabilities of not less than 0.9 to 1.0."

                  "9.2 Tangible Net Worth. The Borrower shall maintain a Tangible Net Worth of not less than (i) ($1,800,000) at October 31, 1999, (ii) ($2,600,000) at November 30, 1999, and (iii) ($3,400,000) at
         December 31, 1999, and at all times thereafter."

                  (b) In addition, the following financial covenant is hereby added to the Loan Agreement as new Section 9.4:

                  "9.4 Capital Expenditures. The Borrower will not make any capital expenditures exceeding, in the aggregate during any one fiscal year, the total sum of $900,000."

         5. Financial Reporting. Section 8.1(c) of the Loan Agreement is hereby revised to require that (a) the Borrowing Base Certificates be provided twice per month by the 15th and 30th of each month and (b) the reports on the Borrower's Receivables and Inventory and export purchase orders be provided no later than the 15th day of each calendar month.

         6. Conditions Precedent. It is a condition precedent to the effectiveness of this Amendment that (a) the Bank receive EXIMBANK's consent to the extension of the Termination Date and the maturity date for the Borrower's Obligations in respect of the EXIMBANK Guaranty, and (b) the Borrower execute and deliver to the Bank the EXIMBANK Borrower Agreement in the form attached hereto as EXHIBIT A, as required by EXIMBANK.

         7. EXIMBANK COUNTY LIMITATION SCHEDULE. For purposes of facilitating the Borrower's compliance with Section 5.3 of the Loan Agreement containing Collateral Value requirements, a copy of EXIMBANK's current Country Limitation
Schedule is attached to this amendment as EXHIBIT B. This Schedule is revised, amended and updated periodically, and the Bank will endeavor to provide the Borrower with copies of any supplements and modifications to the Country Limitation Schedule which are provided to it by EXIMBANK.

         8. No Other Amendments. Except as specifically contemplated herein, the Loan Agreement, the Promissory Note and all of the other Financing Documents shall remain in full force and effect in accordance with their respective terms.

         9. Bank's Rights Reaffirmed. The Bank shall continue to have all rights and remedies set forth in the Loan Agreement, the Promissory Note and all of the other Financing Documents, including but not limited to the right to accelerate the Termination Date and the right to accelerate the Borrower's Obligations as set forth in Section 11.2 of the Loan Agreement, and the right to demand repayment of the Borrower's Obligations in accordance with the terms of the Promissory Note.

         10. Payment of Fees.

                  (a) It is a condition precedent to the effectiveness hereof that the Borrower shall have paid to the Bank the EXIMBANK Facility Fee in the amount of $4,687.50 relating to the extension of the Termination Date and the maturity date of the Promissory Note pursuant to this Amendment.

                  (b) The Borrower must also pay all costs (including legal fees) incurred by the Bank in connection with the preparation of this Amendment.

         11. Effectiveness. Assuming satisfaction of the conditions precedent described in Section 3, this Amendment shall be deemed to be retroactively effective as of October 30, 1999, regardless of the date on which it is executed and delivered by the parties hereto.

         12. Representations and Warranties. The Borrower hereby reaffirms all representations and warranties made by them in the Loan Agreement and in the other Financing Documents.

         13. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New Mexico.

         14. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

         15. No Novation. The parties hereto covenant and agree that the execution of this Amendment is not intended to and shall not cause or result in a novation with respect to the Borrower's Obligations or the Financing Documents and that the existing Borrower's Obligations, as evidenced by the Financing Documents are continuing, without interruption, and have not been discharged by a new agreement.

         IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed, sealed and delivered by their duly authorized officers.

WITNESS/ATTEST:                         MOBILITY ELECTRONICS, INC.



/s/ LYNDA H. FRANCIS                    By:/s/ RICHARD W. WINTERICH  (SEAL)
--------------------------------           ------------------------
Lynda H. Francis (SEAL)                 Name: Richard W. Winterich
                                        Title: Chief Financial Officer


                                        BANK OF AMERICA, N.A.



/s/ LYNDA H. FRANCIS                    By: /s/ KURT A. HUISMAN      (SEAL)
--------------------------------           ------------------------
Lynda H. Francis (SEAL)                 Name: Kurt A. Huisman
                                        Title: Vice President

                                                                       Exhibit A

                     EXPORT-IMPORT BANK OF THE UNITED STATES
                        WORKING CAPITAL GUARANTEE PROGRAM

                               BORROWER AGREEMENT

         THIS BORROWER AGREEMENT (this "Agreement") is made and entered into by the entity identified as the Borrower on the signature page hereof (the "Borrower") and is acknowledged by the institution identified as the Lender on the signature page hereof (the "Lender").

                                    RECITALS

         A. The Lender shall make a loan (the "Loan") to the Borrower for the purpose of providing the borrower with pre-export working capital to finance the manufacture, production or purchase and subsequent export sale of the Items (as hereinafter defined).

         B. The Loan shall be in a principal amount (the "Loan Amount") not to exceed at any time outstanding the amount specified in Section (5)(A) of the Loan Authorization Agreement between the Lender and the Export-Import Bank of the United States ("Eximbank") which is attached hereto as Annex A1 or Annex A2 and incorporated herein as a part of this Agreement. If the Loan is being made pursuant to the Lender's Delegated Authority from Eximbank, all references herein to the Loan Authorization Agreement shall be deemed to be to the Loan Authorization Notice provided to Eximbank and the Borrower by the Lender.

         C. The Loan shall be evidenced by a valid and enforceable promissory note payable by the Borrower to the order of the Lender (the "Note") and shall be made pursuant to a written agreement related solely thereto between the Borrower and the Lender (the "Loan Agreement").

         D. A condition precedent to the making of the Loan by the Lender is that Eximbank guarantee the payment of ninety percent (90%) of the Loan Amount and all interest accrued thereon, subject to the terms and conditions of a master guarantee agreement (the "Master Guarantee Agreement") between Eximbank and the Lender.

         E. In consideration for and as a condition precedent to the Lender's making the Loan and Eximbank's entering into the Master Guarantee Agreement, the Borrower shall execute this Agreement for the benefit of the Lender and Eximbank.

         NOW, THEREFORE, the Borrower hereby agrees as follows:

                                    ARTICLE I
                                   DEFINITIONS

         "Accounts Receivable" shall mean those trade accounts from the sale of the Items due and payable to the Borrower in the United States and any notes, drafts, letters of credit or insurance proceeds supporting payment thereof.

         "Availability Date" shall mean the last date on which the Lender may make a Disbursement as set forth in Section (10) of the Loan Authorization Agreement or, if such date is not a Business Day, the next Business Day thereafter.

         "Borrowing Base" shall mean the Collateral Value as discounted by the applicable Disbursement Rate(s).

         "Borrowing Base Certificate" shall mean the certificate in form provided by the Lender and executed by the Borrower setting forth the Borrowing Base supporting one or more Disbursements.

         "Business Day" shall mean any day on which the Federal Reserve Bank of New York is open for business.

         "Buyer" shall mean an entity which has entered into one or more Export Orders with the Borrower.

         "Closing Date" shall mean the date on which the Loan Documents are executed by the Borrower.

         "Collateral" shall mean the property of the Borrower in which the Borrower has granted to the Lender a valid and enforceable security interest as security for the payment of all principal and interest due under the Loan, and which is identified in Section (6) of the Loan Authorization Agreement, including all proceeds (cash and non-cash) thereof.

         "Collateral Value" shall mean at any given time the value of all Collateral against which Disbursements may be made as set forth in Section
(5)(C) of the Loan Authorization Agreement, valued according to GAAP.

         "Country Limitation Schedule" shall mean the most recent schedule published by Eximbank and provided to the borrower by the lender which sets forth on a country by country basis whether and under what conditions Eximbank will provide coverage for the financing of export transactions to countries listed therein.

         "Debarment Regulations" shall have the meaning set forth in Section
2.16.

         "Disbursed Amount" shall mean the aggregate outstanding amount of the Disbursements.

         "Disbursement" shall mean an advance of the Loan from the Lender to the Borrower under the Loan Agreement.

         "Disbursement Rate" shall mean the rate specified in Section (5)(C) of the Loan Authorization Agreement for each category of Collateral.

         "Dollars" or "$" shall mean the lawful money of the United States of America.

         "Export Order" shall mean a written export order or contract for the purchase by the Buyer from the Borrower of any of the Items.

         "GAAP" shall mean the generally accepted accounting principles issued by the American Institute of Certified Public Accountants.

         "Guarantor" shall mean each person or entity, if any, identified in Section (3) of the Loan Authorization Agreement who shall guarantee (jointly and severally if more than one) the Borrower's obligation to repay all amounts outstanding under the Note.

         "Inventory" shall mean the raw materials, work-in-process and finished goods purchased or manufactured by the Borrower for resale and located in the United States.

         "Items" shall mean the finished goods or services which are intended for export, as specified in Section (4)(A) of the Loan Authorization Agreement.

         "Letter of Credit" shall mean an irrevocable letter of credit subject to UCP 500, payable in the United States or at the issuing bank and issued for the benefit of the Borrower on behalf of a Buyer in connection with the purchase of the Items.

         "Loan Documents" shall mean the Note, the Loan Agreement, this Agreement and any other instrument, agreement or document previously, simultaneously or hereafter executed by the Borrower or any Guarantors evidencing, securing, guaranteeing or in connection with the Loan.

         "Principals" shall have the meaning set forth in Section 2.16.

         "Revolving Loan" shall mean a Loan under which amounts disbursed and repaid may be disbursed on a continuous basis during the term of the Loan.

         "Transaction Specific Loan" shall mean a Loan under which amounts disbursed and repaid may not be disbursed again.

         "U.S." or "United States" shall mean the United States of America and its territorial possessions.

         "U.S. Content" shall mean with respect to any Item all the labor, materials and services which are of U.S. origin or manufacture, and which are incorporated into an Item in the United States.

                                   ARTICLE II
                           OBLIGATIONS OF THE BORROWER

         Until payment in full of the Loan, the Borrower agrees to the following:

         Section 2.1 Use of Disbursements. The Borrower shall use Disbursements only for the purpose of enabling the Borrower to finance the cost of manufacturing, producing, purchasing or selling the Items. The Borrower may not use Disbursements for the purpose of: (a) servicing any of the Borrower's pre-existing or future indebtedness unrelated to the Loan; (b) acquiring fixed assets or capital goods for use in the Borrower's business; (c) acquiring, equipping or renting commercial space outside of the United States; (d) paying the salaries of non-U.S. citizens or non-U.S. permanent residents who are located in offices outside the United States; or (e) serving as a retainage or warranty bond.

         In addition, Disbursements may not be used to finance the manufacture, purchase or sale or any of the following:

         (a) Items to be sold to a Buyer located in a country in which Eximbank is legally prohibited from doing business as designated in the Country Limitation Schedule;

         (b) that a part of the cost of the Items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the Items and is incorporated into the Items in the United States;

         (c) defense articles or defense services; or

         (d) without Eximbank's prior written consent, any Items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

         Section 2.2 Borrowing Base Certificates and Export Orders. In order to receive a Disbursement under the Loan, the Borrower shall deliver to the Lender a Borrowing Base Certificate current within the past five (5) Business Days and a copy of the Export Order(s) (or, for Revolving Loans, if permitted by the Lender, a written summary of the Export Orders) against which the Borrower is requesting a Disbursement. If the Lender permits summaries of Export Orders, the Borrower shall also deliver promptly to the Lender copies of any Export Orders requested by the Lender. Additionally, the Borrower shall deliver to the Lender at least once every thirty (30) calendar days a Borrowing Base Certificate current within the past five (5) Business Days, which requirement may be satisfied by submission of a Borrowing Base Certificate when requesting a Disbursement.

         Section 2.3 Exclusions from the Borrowing Base. In determining the amount of a requested Disbursement, the Borrower shall exclude from the Borrowing Base the following:

         (a) an Inventory which is not located in the United States;

         (b) any demonstration Inventory or Inventory sold on consignment;

         (c) any Inventory consisting of proprietary software;

         (d) any Inventory which is damaged, obsolete, returned, defective, recalled or unfit for further processing;

         (e) any Inventory which has been previously exported from the United States;

         (f) any Inventory which constitutes defense articles or defense services or any Accounts Receivable generated by sales of such Inventory;

         (g) any Inventory which is to be incorporated into Items destined for shipment to, and any Account Receivable in the name of a Buyer located in, a country in which Eximbank is legally prohibited from doing business as designated in the Country Limitation Schedule;

         (h) any Inventory which is to be incorporated into Items destined for shipment to, and any Account Receivable in the name of a Buyer located in, a country in which Eximbank coverage is not available for commercial reasons as designated in the Country Limitation Schedule, unless and only to the extent that such Items are to be sold to such country on terms of a Letter of Credit confirmed by a bank acceptable to Eximbank;

         (i) any Inventory which is to be incorporated into Items whose sale would result in an ineligible Account Receivable;

         (j) any Account Receivable with a term in excess of net one hundred eighty (180) days;

         (k) any Account Receivable which is more than sixty (60) calendar days pas the original due date, unless it is insured through Eximbank export credit insurance for comprehensive commercial and political risk, or through Eximbank approved private insurers for comparable coverage, in which case ninety (90) calendar days shall apply;

         (l) any intra-company Account Receivable or any Account Receivable from a subsidiary of the Borrower, form a person or entity with a controlling interest in the Borrower or from an entity which shares common controlling ownership with the Borrower;

         (m) any Account Receivable evidenced by a Letter of Credit, until the date of shipment of the Items covered by the subject Letter of Credit;

         (n) any Account Receivable which the Lender or Eximbank, in its reasonable judgment, deems uncollectible for any reason;

         (o) any Account Receivable payable in a currency other than Dollars, except as may be approved in writing by Eximbank;

         (p) any Account Receivable from a military Buyer, except as may be approved in writing by Eximbank; and

         (q) any Account Receivable due and collectible outside the United States, except as may be approved in writing by Eximbank.

         Section 2.4 Schedules, Reports and Other Statements. The Borrower shall submit to the Lender in writing each month (a) an Inventory schedule for the preceding month and (b) an Accounts Receivable aging report for the preceding month detailing the terms of the amounts due from each Buyer. The Borrower shall also furnish to the Lender promptly upon request such information, reports, contracts, invoices and other data concerning the Collateral as the Lender may from time to time specify.

         Section 2.5 Additional Security or Payment. The Borrower shall at all times ensure that the Borrowing Base exceeds the Disbursed Amount. If informed by the Lender or if the Borrower otherwise has actual knowledge that the Borrowing Base is at any time less than the Disbursed Amount, the borrower shall, within five (5) Business Days, either (a) furnish additional security to the Lender, in form and amount satisfactory to the Lender and Eximbank, or (b) apply to the Lender an amount equal to the difference between the Disbursed Amount and the Borrowing Base.

         Section 2.6 Continued Security Interest. The Borrower shall notify the Lender in writing within five (5) Business Days if (a) the Borrower changes in name or identity in any manner, (b) the Borrower changes the location of its principal place of business, (c) the nature of any of the Collateral is changed or any of the Collateral is transferred to another location or (d) any of the books or records related to the Collateral are transferred to another location. The Borrower shall execute such additional financing statements or other documents as the Lender may reasonably request in order to maintain its perfected security interest in the Collateral.

         Section 2.7 Inspection of Collateral. The Borrower shall permit the representatives of the Lender and Eximbank to make at any time during normal business hours reasonable inspections of the Collateral and of the Borrower's facilities, activities, and books and records, and shall cause its offers and employees to give full cooperation and assistance in connection therewith.

         Section 2.8 Notice of Debtor's Relief, Dissolution and Litigation. The Borrower shall notify the Lender in writing within five (5) Business Days of the occurrence of any of the following:

         (a) a proceeding in bankruptcy or an action for debtor's relief is filed by, against, or on behalf of the Borrower;

         (b) the Borrower fails to obtain the dismissal or termination within thirty (30) calendar days of the commencement of any proceeding or action referred to in (a) above;

         (c) the Borrower begins any procedure for its dissolution or liquidation, or a procedure therefore has been commenced against it; or

         (d) any material litigation is filed against the Borrower.

         Section 2.9 Merger or Consolidation. The Borrower shall maintain insurance coverage in the manner and to the extent customary in businesses of similar character.

         Section 2.10 Merger or Consolidation. Without the prior written consent of Eximbank and the Lender, the Borrower shall not (a) merge or consolidate with any other entity, (b) sell, lease, transfer or otherwise dispose of any substantial part of its assets, or any part of its assets which are essential to the conduct of its business or operations, (c) make any material change in its organizational structure or identity, or (d) enter into any agreement to do any of the foregoing.

         Section 2.11 Reborrowings and Repayment Terms. (a) If the Loan is a Revolving Loan, provided that the Borrower is not in default under any of the Loan Documents, the Borrower may borrow, repay and reborrow amounts under the Loan until the close of business on the Availability Date. Unless the Revolving Loan is renewed or extended by the Lender, the Borrower shall pay in full the outstanding Loan Amount and all accrued and unpaid interest thereon no later than the first Business Day after the Availability Date.

         (b) If the Loan is a Transaction Specific Loan, the Borrower shall, within two (2) Business Days of the receipt thereof, pay to the Lender (for application against the outstanding Loan Amount and accrued and unpaid interest thereon) all checks, drafts, cash and other remittances it may receive in payment or on account of the Accounts Receivable or any other Collateral, in precisely the form received (except for the endorsement of the Borrower where necessary). Pending such deposit, the Borrower shall not commingle any such items of payment with any of its other funds or property, but will hold them separate and apart.

         Section 2.12 Cross Default. The Borrower shall be deemed in default under the Loan if the Borrower fails to pay when due any amount payable to the Lender under any loan to the Borrower not guaranteed by Eximbank.

         Section 2.13 Financial Statements. The Borrower shall provide quarterly financial statements to the Lender no later than forty-five (45) days after the end of each quarter. This is in addition to any other financial statements that may be required by the Lender under the Loan Agreement.

         Section 2.14 Taxes, Judgments and Liens. The Borrower shall remain current on all of its federal, state and local tax obligations. In addition, the Borrower shall notify the Lender in the event (i) any judgment is rendered against the Borrower or (ii) any lien is filed against any of the assets of the Borrower.

         Section 2.15 Munitions List. If any of the Items are articles, services, or related technical data that are listed on the United States Munitions List (part 121 of title 22 of the Code of Federal Regulations), the Borrower shall send a written notice promptly to the Lender describing the Item(s) and the corresponding invoice amount.

         Section 2.16 Suspension and Debarment, etc. On the date of this Agreement neither the Borrower nor its Principals (as defined below) are (A) debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined under any of the Debarment Regulations referred to below) from participating in procurement or nonprocurement transactions with any United Sates federal government department or agency pursuant to any of the Debarment Regulations (as defined below) or (B) indicted, convicted or had a civil judgment rendered against the Borrower or any of its Principals for any of the offenses listed in any of the Debarment Regulations. Unless authorized by Eximbank, the Borrower will not knowingly enter into any transactions in connection with the Items with any person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations. The Borrower will provide immediate written notice to the Lender if at all time it learns that the certifications et forth in this Section
2.16 was erroneous when made or has become erroneous by reason of changed circumstances. For the purposes hereof, (1) "Principals" shall mean any officer, director, owner, partner, key employee, or other person with primary management or supervisory responsibilities with respect to the Borrower; or any other person (whether or not an employee) who has critical influence on or substantive control over the transaction covered by this Agreement and (2) the Debarment Regulations shall mean (x) the Governmentwide Debarment and suspension (Nonprocurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988),
(y) Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R., 9.400-9.409 and (z) the revised Governmentwide Debarment and Suspension (Nonprocurement) regulations (Common
Rule), 60 Fed. Reg. 33037 (June 26, 1995).

         Section 2.17 Special Conditions. The Borrower shall comply with all Special Conditions, if any, referenced in Section (11) of the Loan Authorization Agreement or the Loan Authorization Notice.

                                   ARTICLE III
                               RIGHTS AND REMEDIES

         Section 3.1 Indemnification. Upon Eximbank's payment of a claim to the Lender in connection with the Loan pursuant to the Master Guarantee Agreement, Eximbank shall assume all rights and remedies of the Lender under the Loan Documents and may enforce any such rights or remedies against the Borrower, the Collateral and any Guarantors. Additionally, the Borrower shall hold Eximbank and the Lender harmless from and indemnify them against any and all liabilities, damages, claims, costs and losses incurred or suffered by either of them resulting from (a) any materially incorrect certification or statement knowingly made by the Borrower or its agent to Eximbank or the Lender in connection with the Loan, this Agreement or any of the other Loan Documents or (b) any material breach by the Borrower of the terms and conditions of this Agreement or any of the other Loan Documents. The Borrower also acknowledges that any statement, certification or representation made by the Borrower in connection with the Loan is subject to the penalties provided in
Article 18 U.S.C. Section 1001.

                                   ARTICLE IV
                                  MISCELLANEOUS

         Section 4.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, United States of America.

         Section 4.2 Notification. All notifications required by this Agreement shall be given in the manner provided in the Loan Agreement.

         Section 4.3 Partial Invalidity. If at any time any of the provisions of this Agreement becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, the validity nor the enforceability of the remaining provisions hereof shall in any way be affected or impaired.


         IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed as of the 31st day of October, 1999.

MOBILITY ELECTRONICS, INC.
(Name of Borrower)


By: /s/ RICHARD W. WINTERTICH
   --------------------------------------
Name:    Richard W. Winterich
Title:   Chief Financial Officer

ACKNOWLEDGED:


BANK OF AMERICA, N.A.
(Name of Lender)


By: /s/ KURT A. HUISMAN
   --------------------------------------
Name:    Kurt A. Huisman
Title:   Vice President

Guaranteed Loan No.
                   ----------------
ANNEXES:

A1 - Loan Authorization Agreement or
A2 - Loan Authorization Notice

                                                         (Revised April 1, 1996)